UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 25, 2007
Asset Acceptance Capital Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-50552	80-0076779

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28405 Van Dyke Avenue, Warren,
Michigan		48093

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 586-939-9600
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 25, 2007, the Board of Directors of Asset Acceptance Capital Corp. (the “Company”) approved an amendment, effective July 25, 2007, to amend and restate in its entirety Article VII of the Company’s Amended and Restated Bylaws (the “Bylaws”). The primary purpose of the amendment is to allow the Company to issue shares of its capital stock in both certificated and uncertificated form. NASD Rule 4350, “Qualitative Listing Requirements for Nasdaq Issuers Except for Limited Partnerships”, provides in part that, on and after January 1, 2008, all equity securities listed on Nasdaq must be eligible for a direct registration program which, in turn, requires the Company to be authorized to issue shares of its common stock in uncertificated form. Article VII of the Company’s Bylaws previously permitted classes or series of capital stock of the Company to be issued in either certificated or uncertificated form, but not both. The full text of the Bylaws, as amended and restated effective July 25, 2007, is attached hereto as Exhibit 3.1 and is incorporated by reference herein into this Item 5.03.
Item 9.01      Financial Statements and Exhibits.
Exhibits
Exhibit Number
3.1	Asset Acceptance Capital Corp. Bylaws, as amended and restated July 25, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asset Acceptance Capital Corp.
July 31, 2007	By:	/s/ Nathaniel F. Bradley IV
		Name:	Nathaniel F. Bradley IV
		Title:	Chairman of the Board, President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
3.1	Asset Acceptance Capital Corp. Bylaws, as amended and restated July 25, 2007.